Exhibit 99.1

Columbia Sportswear Company Reports Record First Quarter 2019 Financial Results; Raises Full Year 2019 Financial Outlook

First Quarter 2019 Highlights

•	Net sales increased 8 percent (10 percent constant-currency) to a record $654.6 million.

•	Gross margin expanded 210 basis points to a record 51.4 percent of net sales, compared to first quarter 2018 gross margin of 49.3 percent of net sales.

•
Operating income increased 48 percent to a record $88.0 million and operating margin expanded 360 basis points to 13.4 percent of net sales, compared to first quarter 2018 operating income of $59.3 million, or 9.8 percent of net sales. Compared to non-GAAP first quarter 2018 operating income of $70.3 million, or 11.6 percent of net sales, operating income increased 25 percent and operating margin expanded 180 basis points.

•
Earnings per diluted share increased 67 percent to a record $1.07, compared to first quarter 2018 earnings per diluted share of $0.64. Compared to non-GAAP first quarter 2018 earnings per diluted share of $0.77, earnings per diluted share increased 39 percent.

Full Year 2019 Financial Outlook
(Guidance details can be found in the "Supplemental Financial Information" section and CFO Commentary document).

•
Net sales of $2.98 to $3.04 billion (prior $2.97 to $3.03 billion), representing net sales growth of 6.5 to 8.5 percent (prior 6.0 to 8.0 percent). Net sales guidance includes a foreign currency translation impact that is anticipated to reduce net sales growth by approximately 70 basis points.

•	Operating income of $378 to $391 million (prior $369 to $382 million), representing operating margin of 12.7 to 12.9 percent (prior 12.4 to 12.6 percent).

•	Diluted earnings per share of $4.40 to $4.55 (prior $4.30 to $4.45).

Throughout this press release, amounts stated to be non-GAAP exclude items described in the "Non-GAAP Financial Measures" section below. Additionally, constant-currency net sales, a non-GAAP financial measure, is referenced throughout this press release. Please see the "Supplemental Financial Information" section and financial tables included below for a more detailed description of this and other non-GAAP financial measures.

PORTLAND, Ore. - April 25, 2019 - Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in active outdoor apparel, footwear, accessories and equipment, today announced first quarter 2019 financial results for the period ended March 31, 2019.

President and Chief Executive Officer Tim Boyle commented, "It is encouraging to see the momentum we created in 2018 continue into this year, with record first quarter net sales, gross margin, operating income, net income and earnings per diluted share. During the quarter, we experienced a strong finish to the Fall 2018 sales season as well as excellent early season sell-through of our Spring 2019 assortment. The Columbia brand generated double-digit growth in the U.S. across both direct-to-consumer and wholesale distribution channels and the SOREL brand grew an impressive 28 percent globally. We are also delivering on the financial value capture of Project CONNECT, which helped to fuel 210 basis points of gross margin expansion."

"Above plan first quarter 2019 results as well as favorable advance Fall 2019 orders give us confidence to increase our full year financial outlook. It is important to note that we are delivering this profitable growth while at the same time making substantial investments to build on our strengths as a brand-led consumer-focused organization."

“Our profitable growth trajectory and fortress balance sheet, with cash and short-term investments of over $700 million and no long-term debt, provide a foundation of strength and confidence from which we will continue investing in our strategic priorities to:

•	drive brand awareness and sales growth through increased, focused demand creation investments;

•	enhance consumer experience and digital capabilities in all our channels and geographies;

•	expand and improve global direct-to-consumer operations with supporting processes and systems; and

•	invest in our people and optimize our organization across our portfolio of brands."

"We are making these investments to enable sustainable long-term profitable growth, make us a more efficient company, and drive market share capture across our brand portfolio and geographic regions."

CFO's Commentary Available Online

For a detailed review of the Company's first quarter 2019 financial results and full year 2019 financial outlook please refer to the CFO Commentary exhibit furnished to the Securities and Exchange Commission (the "SEC") on Form 8‑K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/results.cfm at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Non-GAAP Financial Measures

Throughout this press release, non-GAAP amounts in first quarter 2018 exclude $11.0 million in Project CONNECT expenses and discrete costs ($8.4 million net of tax) and $1.0 million in incremental income tax expense related to the Tax Cuts and Jobs Act (“TCJA”). These exclusions were not applicable in first quarter 2019.

First Quarter 2019 Financial Results
(All comparisons are between first quarter 2019 and first quarter 2018, unless otherwise noted.)

Net sales increased 8 percent (10 percent constant-currency) to $654.6 million, from $607.3 million for the comparable period in 2018.

Gross margin expanded 210 basis points to 51.4 percent of net sales, from 49.3 percent for the comparable period in 2018.

SG&A expenses increased $8.4 million, or 3 percent, to $251.8 million, or 38.5 percent of net sales, from $243.4 million, or 40.1 percent of net sales, for the comparable period in 2018. SG&A expenses increased $19.4 million, or 8 percent, from non-GAAP SG&A expenses of $232.4 million for the comparable period in 2018.

Operating income increased 48 percent to $88.0 million, or 13.4 percent of net sales, from $59.3 million, or 9.8 percent of net sales, for the comparable period in 2018. Operating income increased $17.6 million, or 25 percent, from non-GAAP operating income of $70.3 million for the comparable period in 2018.

Net income increased 64 percent to $74.2 million, or $1.07 per diluted share, from $45.1 million, or $0.64 per diluted share, for the comparable period in 2018. Net income increased 36 percent from non-GAAP net income of $54.5 million, or $0.77 per diluted share for the comparable period in 2018. First quarter 2019 net income includes the benefit of full ownership of our China business, which became a wholly owned subsidiary effective January 2019. In the first quarter of 2018 the non-controlling interest share of net income was $3.6 million, or $0.05 per diluted share.

Balance Sheet as of March 31, 2019

Cash, cash equivalents and short-term investments totaled $703.1 million, compared to $808.2 million at March 31, 2018.

Inventories increased 28 percent to $520.6 million, compared to $406.0 million at March 31, 2018.

Share Repurchases for the Three Months Ended March 31, 2019

The Company repurchased 195,681 shares of common stock for an aggregate of $19.1 million, or $97.47 average price per share.

Regular Quarterly Cash Dividend

At its regular board meeting on April 19, 2019, the board of directors authorized a regular quarterly cash dividend of $0.24 per share, payable on May 30, 2019 to shareholders of record on May 16, 2019.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to review its first quarter 2019 financial results and full year 2019 financial outlook. Dial (877) 407-9205 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at http://investor.columbia.com.

Second Quarter 2019 Reporting Schedule

Columbia Sportswear Company plans to report second quarter 2019 financial results on Thursday, July 25, 2019 at approximately 4:00 p.m. ET. Following issuance of the earnings release, a commentary reviewing the Company's second quarter 2019 financial results will be furnished to the SEC on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/results.cfm. A public webcast of Columbia's earnings conference call will follow at 5:00 p.m. ET at www.investor.columbia.com.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP measures useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

Additionally, this document includes references to various other non-GAAP financial measures related to 2018 that may exclude program expenses, discrete costs and associated tax effects related to Project CONNECT, TCJA-related income tax expense, and a recovery in connection with an insurance claim and related tax effects. The related tax effects of program expenses and discrete costs related to Project CONNECT and the insurance claim recovery benefit were calculated using the respective statutory tax rates for applicable jurisdictions. Management believes that these non-GAAP financial measures enable useful and meaningful comparisons of our operating performance from period to period because they exclude the effects of the aforementioned items above that may not be indicative of our core operating results.

These non-GAAP financial measures, including constant-currency net sales, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, net sales and net sales growth, gross margin, operating expenses, licensing income, operating income, operating margins, net income, earnings per share, income tax rates and the effects of tax reform (including the TCJA) as well as changes in the Company's geographic mix of pre-tax income and other discrete events that may occur during the year, share count, SG&A expenses, including deleverage, effects of foreign currency exchange rates, inventory growth, capital expenditures, projected growth or decline in specific geographies, channels and brands, continued investment in our strategic priorities, and our ability to adapt our business and realize the anticipated benefits of our investments in our strategic priorities, including Project CONNECT. Forward-looking statements often use words such as "will", "anticipate", "estimate", "expect", "should", "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to effectively execute our business strategies, including initiatives to implement business process enhancements and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally, the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, unanticipated impacts resulting from additional guidance about and application of the TCJA, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions and changes in global regulation and economic and political conditions; volatility in global production and transportation costs and capacity; our ability to effectively source and deliver our products to customers and consumers in a timely manner; our dependence on independent manufacturers and suppliers and our ability to source finished products and components at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company
Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company's brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns
Director of Investor Relations
Columbia Sportswear Company
(503) 985-4112
aburns@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$430,447	$717,216
Short-term investments	272,603	90,978
Accounts receivable, net	341,136	316,415
Inventories	520,614	405,971
Prepaid expenses and other current assets	73,850	72,788
Total current assets	1,638,650	1,603,368
Property, plant, and equipment, net	298,379	281,213
Operating lease right-of-use assets	362,568	—
Intangible assets, net	125,830	128,810
Goodwill	68,594	68,594
Deferred income taxes	77,760	77,043
Other non-current assets	41,928	29,656
Total assets	$2,613,709	$2,188,684
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$186,943	$167,328
Accrued liabilities	224,385	206,145
Operating lease liabilities	59,214	—
Income taxes payable	9,302	10,261
Total current liabilities	479,844	383,734
Non-current operating lease liabilities	337,832	—
Income taxes payable	50,610	61,538
Deferred income taxes	9,112	171
Other long-term liabilities	15,662	51,888
Total liabilities	893,060	497,331
Equity:
Columbia Sportswear Company shareholders' equity	1,720,649	1,656,520
Non-controlling interest	—	34,833
Total equity	1,720,649	1,691,353
Total liabilities and equity	$2,613,709	$2,188,684

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net sales	$654,608	$607,308
Cost of sales	317,879	307,870
Gross profit	336,729	299,438
	51.4%	49.3%

Selling, general and administrative expenses	251,755	243,368
Net licensing income	2,984	3,251
Income from operations	87,958	59,321
Interest income, net	3,400	2,296
Other non-operating income (expense), net	446	(268)
Income before income tax	91,804	61,349
Income tax expense	(17,627)	(12,620)
Net income	74,177	48,729
Net income attributable to non-controlling interest	—	3,622
Net income attributable to Columbia Sportswear Company	$74,177	$45,107

Earnings per share attributable to Columbia Sportswear Company:
Basic	$1.09	$0.64
Diluted	$1.07	$0.64
Weighted average shares outstanding:
Basic	68,290	70,080
Diluted	69,052	70,843

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$74,177	$48,729
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and non-cash lease expense	28,998	14,536
Loss on disposal or impairment of property, plant, and equipment	958	20
Deferred income taxes	191	3,252
Stock-based compensation	4,215	3,113
Changes in operating assets and liabilities:
Accounts receivable	108,637	115,414
Inventories	862	32,133
Prepaid expenses and other current assets	6,952	(1,912)
Other assets	(3,394)	(2,340)
Accounts payable	(81,242)	(87,492)
Accrued liabilities	(54,723)	(45,000)
Income taxes payable	(13,761)	(6,038)
Operating lease liabilities	(14,721)	—
Other liabilities	1,495	2,937
Net cash provided by operating activities	58,644	77,352
Cash flows from investing activities:
Purchases of short-term investments	(136,257)	(33,178)
Sales and maturities of short-term investments	128,000	37,121
Capital expenditures	(25,199)	(12,290)
Proceeds from sale of property, plant, and equipment	—	19
Net cash used in investing activities	(33,456)	(8,328)
Cash flows from financing activities:
Proceeds from credit facilities	21,942	—
Repayments on credit facilities	(21,942)	—
Proceeds from issuance of common stock related to stock-based compensation	8,579	9,380
Tax payments related to stock-based compensation	(5,432)	(4,033)
Repurchase of common stock	(18,845)	(18,099)
Purchase of non-controlling interest	(13,970)	—
Cash dividends paid	(16,418)	(15,452)
Net cash used in financing activities	(46,086)	(28,204)
Net effect of exchange rate changes on cash	(450)	3,230
Net increase (decrease) in cash, cash equivalents and restricted cash	(21,348)	44,050
Cash, cash equivalents and restricted cash, beginning of period	451,795	673,166
Cash, cash equivalents and restricted cash, end of period	$430,447	$717,216
Supplemental disclosures of non-cash investing activities:
Capital expenditures incurred but not yet paid	$8,177	$4,000

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2018
	GAAP Measures (As Reported)	Adjust for Project CONNECT Costs (1)	Adjust for Effects of the TCJA (2)	Non-GAAP Measures
Selling, general and administrative expenses	$243,368	$(10,994)	$—	$232,374
Income from operations	59,321	10,994	—	70,315
Income before income tax	61,349	10,994	—	72,343
Income tax expense	(12,620)	(2,617)	1,043	(14,194)
Net income	48,729	8,377	1,043	58,149
Net income attributable to Columbia Sportswear Company	45,107	8,377	1,043	54,527
Earnings per share attributable to Columbia Sportswear Company:
Basic	$0.64			$0.78
Diluted	$0.64			$0.77
(1) Amounts reflect professional fees, severance and other program expenses related to Project CONNECT in 2018 that the Company believes are incremental to the Company's ongoing operations. The related tax effects of these charges were calculated using the respective statutory tax rates for applicable jurisdictions.
(2) Amounts reflect an incremental provisional TCJA-related tax expense, primarily driven by refinement in the calculation of withholding taxes on our deferred tax liabilities, which drove further refinement of the Company's provisional estimates that were recorded in fourth quarter 2017.

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Net Sales Growth - Constant-currency Basis
(In millions, except percentage changes)
(Unaudited)

	Three Months Ended March 31,
		Adjust for	Constant-			Constant-
	Reported	Foreign	currency	Reported	Reported	currency
	Net Sales	Currency	Net Sales	Net Sales	Net Sales	Net Sales
	2019	Translation	2019(1)	2018	% Change	% Change(1)
Geographical Net Sales:
United States	$412.2	$—	$412.2	$362.8	14%	14%
LAAP	132.9	3.8	136.7	131.6	1%	4%
EMEA	71.3	4.3	75.6	71.8	(1)%	5%
Canada	38.2	2.3	40.5	41.1	(7)%	(1)%
Total	$654.6	$10.4	$665.0	$607.3	8%	10%

Brand Net Sales:
Columbia	$552.2	$9.5	$561.7	$508.8	9%	10%
SOREL	39.5	0.6	40.1	30.8	28%	30%
prAna	41.2	—	41.2	42.3	(3)%	(3)%
Mountain Hardwear	21.7	0.3	22.0	24.4	(11)%	(10)%
Other	—	—	—	1.0	(100)%	(100)%
Total	$654.6	$10.4	$665.0	$607.3	8%	10%

Product Category Net Sales:
Apparel, Accessories and Equipment	$526.0	$7.5	$533.5	$490.0	7%	9%
Footwear	128.6	2.9	131.5	117.3	10%	12%
Total	$654.6	$10.4	$665.0	$607.3	8%	10%

Channel Net Sales:
Wholesale	$363.2	$7.1	$370.3	$347.7	4%	6%
DTC	291.4	3.3	294.7	259.6	12%	14%
Total	$654.6	$10.4	$665.0	$607.3	8%	10%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the U.S. dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year.

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Reconciliation of GAAP to Non-GAAP Updated Full Year 2019 Financial Outlook
(Unaudited)
All projections related to anticipated future results are forward-looking in nature and are subject to risks and uncertainties which may cause actual results to differ, perhaps materially. For more information on these risks and uncertainties please refer to the "Forward Looking Statements" section.

	Twelve Months Ended December 31, 2018					2019 Guidance
	GAAP Measures (As Reported)	Adjust for Project CONNECT Costs(1)	Adjust for Effects of the TCJA (2)	Adjust for Effects of Insurance Recovery (3)	Non-GAAP Measures		Commentary compared to:
(In thousands, except per share amounts)						2019 Guidance	2018	2018 non-GAAP
Net sales	$2,802,326	$—	$—	$—	$—	$2.98 to $3.04 billion	6.5% to 8.5% growth
Gross profit	1,386,348	—	—	—	—	gross margin of approximately 50.3%	approximately 80 bps expansion
Selling, general and administrative expenses	1,051,152	(15,766)	—	4,317	1,039,703	37.9% to 38.1% percent of net sales	40 bps to 60 bps deleverage	80 bps to 100 bps deleverage
Income from operations	350,982	15,766	—	(4,317)	362,431	$378 to $391 million
Operating Margin						12.7% to 12.9%	20 bps to 40 bps expansion	flat to 20 bps contraction
Income tax expense	(85,769)	(3,752)	5,064	1,027	(83,430)	approximately 22%
Net income attributable to non-controlling interest	6,692	—	—	—	—	$0 million
Net income attributable to Columbia Sportswear Company	$268,256	$12,014	$5,064	$(3,290)	$282,044	$304 to $314 million
Earnings per share attributable to Columbia Sportswear Company:
Diluted	$3.81				$4.01	$4.40 to $4.55
(1) Amounts reflect professional fees, severance and other program expenses related to Project CONNECT that the Company believes are incremental to its ongoing operations. The related tax effects of these charges were calculated using the respective statutory tax rates for applicable jurisdictions.
(2) For full year 2018, the Company incurred $5.1 million in incremental income tax expense related to the TCJA.
(3) Amounts reflect a benefit from a recovery in connection with an insurance claim received in third quarter 2018 that the Company believes is incremental to the Company's ongoing operations.